UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2021

HERITAGE COMMERCE CORP

(Exact name of registrant as specified in its charter)

California	000-23877	77-0469558
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

224 Airport Parkway, Jose, California	95110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 947-6900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	HTBK	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

ITEM 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 5, 2021, Heritage Commerce Corp (the “Company”) and Heritage Bank of Commerce (the “Bank”) entered into a new employment agreement with Walter T. Kaczmarek who was appointed by the Board of Directors as President and Chief Executive Officer of the Company and the Bank on March 12, 2021. The employment agreement is for one year and is automatically renewed each year. Under the agreement, Mr. Kaczmarek receives an annual salary of $721,000 with annual increases, if any, as determined by the Board of Directors’ annual review of executive compensation. He received a grant of $540,000 of restricted common stock. He is eligible to participate in the Company’s Management Incentive Plan. Mr. Kaczmarek may participate in the Company’s 401(k) plan, under which he may receive matching contributions up to $3,000. The Company provides Mr. Kaczmarek, at no cost to him, group life, health, accident and disability insurance coverage for himself and his dependents. Mr. Kaczmarek is provided with life insurance coverage in the amount of $700,000. The Company will reimbursed Mr. Kaczmarek for up to $1,200 for tax consultation and tax return preparation. He is also reimbursed for expenses that exceed insurance coverage for an annual physical examination, certain long-term care policy expenses, monthly dues for one country club membership and one business club membership. He receives an automobile allowance in the amount of $1,000 per month, together with reimbursements for gasoline and maintenance expenditures.

If Mr. Kaczmarek’s employment is terminated without cause or he resigns for good reason (as defined in the agreement), he is entitled to a lump sum payment equal to two times his base salary and his average annual bonus in the last three fiscal years (or shorter period). The appointment of a new President and Chief Executive Officer within 24 months of the date of his employment agreement will not result in a severance payment under the termination without cause or good reason resignation provisions. If Mr. Kaczmarek’s employment is terminated or he resigns for good reason 120 days before, or within two years after, a change of control (as defined in the agreement), he will be paid a lump sum of 2.75 times his base salary and average annual bonus in the last three fiscal years (or shorter period). His shares of restricted common stock granted to him under his contract vest over three years, but vesting will accelerate if a new President and Chief Executive Officer is appointed, upon a change of control, a termination without cause or a termination for good reason. Additionally, following the termination of his employment, Mr. Kaczmarek has agreed to refrain from using trade secrets or proprietary information in certain activities that would be competitive with the Company.

A copy of Mr. Kaczmarek’s employment agreement is attached hereto as Exhibit 10.1 and incorporated by reference.

Item 9.01	Financial Statements And Exhibits.

10.1	Employment Agreement dated April 5, 2021

104	Cover Page Interactive Data File (embedded within XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 8, 2021

Heritage Commerce Corp

By:	/s/ Lawrence D. McGovern
Lawrence D. McGovern
Executive Vice President and Chief Financial Officer

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